UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C-1

Information Statement

Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

and Rule 14c-1 Thereunder

Commission file number 001-41383

INVESTCORP AI ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Fort Street, PO Box 500 George Town Grand Cayman KY1-1106 Cayman Islands	+1 (345) 949-4900
(Address of Principal Executive Offices and Zip Code)	(Registrant’s telephone number, including area code)

(Former Address of Principal Executive Offices and Zip Code)

Approximate Date of Mailing: May 1, 2026

INVESTCORP AI ACQUISITION CORP.

INFORMATION STATEMENT
PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934
AND RULE 14c-1 THEREUNDER

NOTICE OF CHANGE IN THE COMPANY NAME

NOTICE OF CHANGE IN THE DATE BY WHICH THE COMPANY MUST CONSUMMATE A BUSINESS COMBINATION

April 28, 2026

THIS INFORMATION STATEMENT IS BEING PROVIDED SOLELY FOR INFORMATIONAL PURPOSES AND NOT IN CONNECTION WITH ANY VOTE OF THE SHAREHOLDERS OF INVESTCORP AI ACQUISITION CORP WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Schedule 14c-1

You are urged to read this Information Statement carefully and in its entirety. However, you are not required to take any action in connection with this Information Statement. References throughout this Information Statement to “Company,” “we,” “us,” and “our” refer to Investcorp AI Acquisition Corp.

INTRODUCTION

This information statement (“Information Statement”) is being furnished to the holders of Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), of Investcorp AI Acquisition Corp. (the “Company”) pursuant to Section 14(c) of the Securities Exchange Act of 1934 and Rule 14c-1 thereunder, in connection with (a) an extension of the date by which the Company must consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities from May 12, 2027 to May 12, 2028; and, (b) a change in the Company’s name from Investcorp AI Acquisition Corp. to Libity. No vote or other action by the Company’s shareholders is required in connection with this Information Statement, other than as described herein, and proxies are not being solicited.

The Company will hold an extraordinary general meeting on May 14, 2026 (the “Meeting”). It is anticipated that, at the Meeting, the Name Change and the Extension (each as described below) will be approved by the Sponsor and two other shareholders of the Company, representing, in the aggregate, approximately 99% of the issued and outstanding voting shares of the Company. Under the laws of the Cayman Islands, the Company is not required to solicit proxies from other shareholders in connection with the Meeting. As described, herein, public shareholders will have certain redemption rights in connection with the Meeting.

THIS INFORMATION STATEMENT IS BEING PROVIDED SOLELY FOR INFORMATIONAL PURPOSES AND NOT IN CONNECTION WITH ANY VOTE OF THE SHAREHOLDERS OF INVESTCORP AI ACQUISITION CORP, OTHER THAN AS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

NAME CHANGE OF THE COMPANY

At the Meeting, it is anticipated that the Company’s name will be changed by special resolution, from “Investcorp AI Acquisition Corp.” to “Libity” (the “Name Change”), and, (b) promptly following the approval of the Name Change, and the Extension (as defined below), the Company’s Amended and Restated Memorandum and Articles of Association will be amended and restated by their deletion in their entirety and the substitution in their place of the Second Amended and Restated Memorandum and Articles of Association in the form set forth in Annex A to reflect the Name Change.

The foregoing description of the Name Change is a summary only and is qualified in its entirety by reference to the full text of the Name Change, which is attached hereto as Annex A and incorporated by reference herein.

EXTENSION OF THE DATE THE COMPANY MUST CONSUMMATE A BUSINESS COMBINATION

At the Meeting, it is anticipated that we will approve, by special resolution, (a) the extension of the date (the “Extension”), by which the Company must consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “initial business combination”) from May 12, 2027 (the “Termination Date”) to May 12, 2028 (such date, the “Extended Date”), and, if the Board of Directors elects to wind up the Company before the Extended Date, to permit the Company to cease operations except for the purpose of winding up, at which time the Company would redeem all of the remaining outstanding Company’s Class A ordinary shares included as part of the units sold in the Company’s initial public offering (such shares, including any shares issued in exchange thereof, the “public shares”) that was consummated on May 10, 2022; and (b) promptly following the approval of the Extension, the Company’s Amended and Restated Memorandum and Articles of Association be amended and restated by their deletion in their entirety and the substitution in their place of the Second Amended and Restated Memorandum and Articles of Association in the form set forth in Annex A to reflect the Extension.

The foregoing description of the Extension is a summary only and is qualified in its entirety by reference to the full text of the Extension, which is attached hereto as Annex A and incorporated by reference herein.

REDEMPTION RIGHTS

Each of our public shareholders may submit an election to, subject to the approval and implementation of the Extension, redeem all or a portion of its, his or her public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to us to pay taxes, if any, divided by the number of then-outstanding public shares. You will also be able to redeem your public shares in connection with any proposed initial business combination.

TO DEMAND REDEMPTION, PRIOR TO 5:00 P.M. EASTERN TIME ON MAY 12, 2026 (TWO BUSINESS DAYS BEFORE THE EXTRAORDINARY GENERAL MEETING), YOU SHOULD ELECT EITHER TO PHYSICALLY TENDER YOUR SHARES (AND/OR DELIVER YOUR SHARE CERTIFICATE(S) (IF ANY) AND OTHER REDEMPTION FORMS) TO OUR TRANSFER AGENT AT CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 1 STATE STREET 30TH FLOOR, NEW YORK, NEW YORK, 10004, ATTN: SPAC REDEMPTION TEAM, SPACREDEMPTIONS@CONTINENTALSTOCK.COM, OR TO TENDER YOUR SHARES (AND/OR DELIVER YOUR SHARE CERTIFICATE(S) (IF ANY) AND OTHER REDEMPTION FORMS) TO OUR TRANSFER AGENT ELECTRONICALLY USING DTC’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN), WHICH ELECTION WOULD LIKELY BE DETERMINED BASED ON THE MANNER IN WHICH YOU HOLD YOUR SHARES. YOU SHOULD ENSURE THAT YOUR BANK OR BROKER COMPLIES WITH THE REQUIREMENTS IDENTIFIED ELSEWHERE HEREIN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT

The following tables set forth certain information regarding the ownership of our Class A ordinary shares and our Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares” and collectively with the Class A ordinary shares, “ordinary shares”), as of April 28, 2026, at the Effective Time, with respect to the beneficial ownership of the Company’s outstanding ordinary shares by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding Class A ordinary shares or Class B ordinary shares;

●	each of our executive officers and directors; and

●	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the rights as the rights are not exchangeable into ordinary shares of the Company within 60 days of April 28, 2026.

As of the Closing Date, there were a total of 6,494,831 ordinary shares outstanding, of which 6,494,830 are Class A ordinary shares and one is a Class B ordinary share. Unless otherwise indicated, it is believed that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The table below does not include any ordinary shares underlying our outstanding warrants because these securities are not exercisable within 60 days of the date hereof.

	Class A ordinary shares		Class B ordinary shares(2)
Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class	Approximate Percentage of Voting Control
Current Directors and Executive Officers
Vikas Mittal(3)	4,204,036	65.0%	1	100%	65.0%
James DeAngelis	-	-	-	-	-
All current officers and directors as a group (one individual)	4,204,036	65.0%	1	100%	65.0%
Five Percent Holders		-	-	-	-
Samara Special Opportunities(3)	4,204,036	65.0%	1	100%	65.0%
ICE I Holdings Pte. Ltd.(4)	1,940,626	29.9%	-	-	29.9%

(1)	Unless otherwise noted, the business address of each of the beneficial owners named in the table below is Century Yard, Cricket Square, Elgin Avenue, PO Box 1111, George Town Grand Cayman, Cayman Islands KY1-1102. The business address of our new executive officer and directors is 1200 N. Federal Hwy #200, Boca Raton, FL 33432.
(2)	Class B ordinary shares are convertible into Class A ordinary shares on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained therein. Class B ordinary shares otherwise have the same rights as Class A ordinary shares, except that prior to our initial business combination, only Class B ordinary shares have the right to vote in the election of directors.
(3)	The shares reported in this row are held of record by Samara Special Opportunities, a Cayman Islands company (“Samara”). Samara currently holds 4,204,036 Class A ordinary shares and one Class B ordinary share. Vikas Mittal, our Chief Executive Officer, Principal Executive Officer and director, is the sole director of Samara, and as such, has voting and investment discretion with respect to the shares held of record by Samara and may be deemed to have beneficial ownership of such shares. Mr. Mittal disclaims beneficial ownership of the securities held by Samara other than to the extent of his direct or indirect pecuniary interest in such securities. The business address of Samara is Cassia Court, Suite 716, 10 Market Street, Camana Bay, Grand Cayman, Cayman Islands.
(4)	ICE I Holdings Pte. Ltd., formerly the Sponsor, is the record holder of the shares reported herein. Our Sponsor is governed by a board of directors consisting of Lee Lai Juan and Tang Yong Ching. Lee Lai Juan is responsible for day-to-day management of ICE I Holdings Pte. Ltd. Lee Lai Juan has voting and investment discretion for and on behalf of ICE I Holdings Pte. Ltd. with respect to the ordinary shares held of record by ICE I Holdings Pte. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this information statement to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTCORP AI ACQUISITION CORP.

Dated: April 28, 2026	By:	/s/ Vikas Mittal
Vikas Mittal
Chief Executive Officer

ANNEX A

INVESTCORP AI ACQUISITION CORP.

(the “Company”)

RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

RESOLVED, as a special resolution, that the current name of the Company “Investcorp AI Acquisition Corp.” be changed to “Libity”.

FURTHER RESOLVED, as an ordinary resolution, that the registered office of the Company be and is hereby instructed to make the applicable filings with the Cayman Registrar.

Annex A-1

ANNEX B

PROPOSED AMENDMENTS TO THE

AMENDED AND RESTATED MEMORANDUM AND
ARTICLES OF ASSOCIATION OF

Libity

(the “Company”)

RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

RESOLVED, as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by deleting the text of Article 36.2 in its entirety and replacing it with the following:

36.2 The Company shall consummate a Business Combination no later than May 12, 2028 (the “Extended Date”), as such date reflects all extension periods previously approved by the Members. In the event that the Company does not consummate a Business Combination by the Extended Date, or by such later date as the Members may approve in accordance with the Articles, or the board of Directors elects to wind up the Company prior to the Extended Date, the Company shall:

(a) cease all operations except for the purpose of winding up;

(b) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the Public Shares at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on funds held therein and not previously released to the Company (less taxes payable and up to US $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish public Members’ rights as Members in respect of such Public Shares (including the right to receive further liquidation distributions, if any), subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law; and

(c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve, subject to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.

RESOLVED FURTHER, as a special resolution that the amended and restated memorandum and articles of association currently in effect shall be replaced in their entirety and replaced with the second amended and restated memorandum and Articles of Association attached hereto as Annex B (the “Second A&R M&A”).

RESOLVED FURTHER, as an ordinary resolution, the registered office of the Company be and is hereby instructed to file the Second A&R M&A with the Cayman Islands Registrar of Companies.

Annex B-1